Trinity Learning Notes
The Online Newsletter of Trinity Learning Corporation
May 9, 2005

INTERVIEW

Q&A With Doug Cole, Chief Executive Officer, Trinity Learning Corporation

Q. You recently announced the asset purchase agreement with Primedia, Inc. where you acquired assets including content libraries and multimedia production studios. You have organized these assets into “Trinity Workplace Learning” — a new division of Trinity Learning Corporation located near Dallas, Texas. What attracted you to the assets that you acquired from Primedia, Inc?

Cole: We recognized from the outset of the formal bidding process that this was a very unique set of assets that we could utilize to create an operating platform and infrastructure able to support the growth of our company for years to come. From inception of Trinity Learning, we have talked about operating a unique “blended learning” company and we are now better able to design, produce, distribute, monitor, and track courses utilizing video, internet, e-learning, instructor-led courses, computer-based training, DVD, VCR, and encrypted satellite delivery.

Q. Can you talk a little bit about how this transaction has transformed Trinity Learning?

Cole: First of all, with the transaction, we welcomed to Trinity Learning nearly 250 workplace learning and certification professionals, many with over a decade experience in content development, instructional design, multimedia production and distribution, sales, marketing, business development, information technology, finance and operations management. This talented group of people have created and established some of the leading product brand names in training and certification for segments of the healthcare, government, homeland security, and industrial services industries.

Q. How many courses does Trinity Learning now offer?

Cole: We have about 21,000 distinct courses and training titles, developed over the past 15 years. We have a massive digital and print content library that is refreshed each year as we internally produce 200 hours of new content each month.

Q. Can you talk a little about your customers?

Cole: Yes. We serve over 7,000 customers around the United States including 1,800 hospitals, over 2,000 police and fire departments, agencies within the US government, as well as Fortune 1000 manufacturers, energy companies, and public utilities. For many of these customers we produce customized learning content, and others order from our various catalogs of print, online, digital, and instructor-led training.

Q. Are you a leader in any of these segments?

Cole: Yes. For example, we believe that Caliber Press, our proprietary brand for serving police departments and police officers, is the most recognized third-party training brand in public safety. We hold instructor-led seminars around the country, most of which sell out well in advance. We operate one of the largest training programs for private security professionals in the United States. We believe our Homeland One division offers the only national, secure training and communications network.

We believe that our Industrial Services Group is a leader in operations, maintenance and safety training going to the manufacturing, utilities, and petrochemical industries.

When we talk about end-users, our reach is even more impressive: Our Healthcare Group provides training and continuing education to more than 1.8 million healthcare professionals to improve patient care.

We believe that continued leadership in these industry and product segments will help us achieve our mission of becoming an industry leader in the global learning market.

Q. How do you think Trinity Learning Corporation can be an industry leader?

Cole: Our mission is to establish and achieve reasonable financial benchmarks while remaining true to our founding vision: to create an innovative learning company able to play a unique role in serving the education, training, and certification needs of corporations, organizations, and individuals. Whether it is at home, school or work, the fact is that humans are wired to learn. The need and ability to learn is at the core of our being. We are all consumers of learning just as we are consumers of automobiles, electronics, detergent, soft-drinks, and coffee. We believe the opportunity exists to establish Trinity as the first true learning brand. We are doing this by acquiring, developing, integrating, and marketing a unique blend of products, services and relationships that we believe will allow us to remove impediments, inefficiencies and barriers to learning. Some of these barriers are economic, some are bureaucratic. We find that often it takes a third-party like Trinity Learning to match what we call “the 3 Cs” content, communication, and certification, to the needs of employers and employees.

Q. Do you have a way to track what your customers and their employees are learning?

Cole: Yes. With our course and certification database we call “The Academy” we constantly monitor course completion, and the issuance of certification and professional education credits. From the time that Edward Mooney and I co-founded Trinity Learning, we have envisioned as a key component of our company the opportunity to develop a unique “global skills database.” We think of “The Academy” as our foundation for what will be the equivalent of a credit report agency but for skills, capabilities, and accomplishments – a kind of “TRW” for human capital development. We intend to offer this third-party independent database service to accreditation and certification organizations and to employers. In time, we believe The Academy can be a valuable resource for any enterprise or organization that must identify individuals or project teams around the world.

Q. You mention a global learning market. Your initial acquisitions in Trinity Learning Corporation were mostly outside the United States. Have you changed your acquisition strategy?

Cole: In 2004 we announced that we would refine our acquisition strategy to focus in the near-term on operating companies and assets located in North America. The Primedia transaction is a good first example of implementing that refined strategy, and we are in constant discussions with a number of other potential acquisition targets in North America and Western Europe. I would say that at any given time, our executive management team is actively working on 10 to 15 potential transactions. We still believe that the learning market is a global market. However, for the time being our acquisition strategy is to “buy locally and sell globally.” Our target acquisition candidates today typically meet one or more of these criteria: core operations in the United States, prime customer relationships in North America, international sales channels through agents, partners, or sales offices, and content that can be leveraged by our production and communication facility in Carrolton.

Q. To achieve your financial benchmarks, will your growth strategy be driven by acquisitions or internal growth?

Cole: Both. We believe that internal growth through business development and expansion of sales and marketing in existing operations is important to our success. We will also continue to execute our acquisition strategy. Proforma for the Primedia transaction, we have estimated annualized revenues at this time approaching $30 million. We believe there are many, many interesting acquisition candidates in the $5 million to $15 million revenue range that can fill this pipeline and that would be accretive to Trinity Learning in terms of revenues, earnings, products, and services. Of course we are always looking for strategic acquisitions that make sense, but we’ll only do them if we think it may maximize shareholder value from a longer-term perspective. There are no assurances that we’ll successfully consummate any such acquisitions, although we remain optimistic that cost-effective acquisitions will be available. We also believe there are significantly larger opportunities in the marketplace.

Q. What kind of larger opportunities?

Cole: We believe that we now possess the internal platform and capabilities, both human capital and workplace learning infrastructure, to be able acquire entire non-core training divisions or operations of Global 1000 companies, or to acquire or merge with a large education or training company seeking to enter public markets. We are driven daily by the desire to expand our reach and scale as quickly as possible to meet the worldwide demand for workplace learning and certification.

Q. What are your next steps for Trinity Learning?

Cole: First, to unleash the productive power and innovation of Trinity Workplace Learning in Carrolton, Texas. This includes our ability to create, distribute and certify content and learning outcomes using multimedia communications linked to our IT infrastructure and customer support center. Next, to integrate wherever possible our other subsidiaries and their products and services onto our new content and communication platform, including identifying ways to increase revenue through cross-selling and other sales and marketing synergy. Of course, we will continue to pursue our acquisition strategy, with a view to identifying operations and assets that will enable us to immediately leverage the capabilities of all the assets we have acquired and developed to date. Finally, we are seeking to expand into certain key industry segments. For example, with estimates of 500 million to 1 billion people around the world learning to speak English at the moment, language learning is clearly a market we would like Trinity Learning to serve.

Q. What are your challenges?

Cole: Clearly, we need to be successful in implementing our overall corporate finance strategy. Like all growth companies, we need access to capital for continue growing both internally and through acquisition. Aside from having the financial resources to implement our strategy, our greatest challenge is there are not enough hours in the day to explore all of the business opportunities presented to us. Human capital is the key peace and prosperity around the world – and we are doing our best to keep up with the exploding demand for workplace learning and certification in North America and around the world.

AWARDS

Trinity Workplace Learning in Carrollton, Texas has had another very successful year of producing critically acclaimed training media in a wide variety of disciplines. We would like to congratulate Scott Evans for receiving a prestigious 2004 Telly Award, and a 2005 Aegis Award for TWPL’s Fire & Emergency Training Network production, Pulse: Spinal Injuries. Mr. Evans has won 16 awards in his career working for Trinity Workplace Learning. Both awards honor excellence in video & film production and are judged by industry professionals and peers.

Mr. Evans’ awards are just two of the 22 Telly and Aegis Award winners & finalists TWPL’s business divisions have taken home in 2004 and 2005. Our Government, Homeland One, Law Enforcement Training Network (LETN), Fire and Emergency Training Network (FETN), and Health and Sciences Television Network (HSTN) have all won or been finalists for industry awards in 2004 or 2005. For more information please visit the following web links: http://www.tellyawards.com/ , www.aegisawards.com/welcome/html , and www.trinityworkplacelearning.com/pressroom.asp

TOUCHVISION NEWS

TouchVision, Inc. (our wholly-owned subsidiary in Southern California) recently began work on a new project for Evanston Northwestern Healthcare (ENH) to further develop their MyGenerations project. MyGenerations is a Breast Cancer risk assessment self-service application using TouchVision’s “VisMed CheckIn” software. MyGenerations was deployed last summer with self-service kiosk stations in four hospitals within the ENH healthcare system by the ENH Center for Genetic Medicine in Evanston, Illinois. The scope of the current project is to expand the capabilities of the MyGenerations application to include genetic risk assessment algorithms for additional cancers including colon, prostate, melanoma, LiFraumeni Syndrome, and thyroid. Upon completion of this work next month, ENH plans to begin taking the application to market using a wireless hand-held tablet PC and to begin using it as a part of routine screening within clinics. Later this year, TouchVision expects to begin a third phase of this ongoing project to modify the application for use on the ENH web site.

TouchVision in the news.... TouchVision’s Chief Technology Officer Larry Mahar was recently interviewed for the April 2005 online edition of Kiosk Marketplace. The article described the growing market for self-service technology in healthcare facilities to improve patient care and improve efficiency for healthcare providers. In the article, Larry Mahar described how self-service in the healthcare setting offers benefits to everyone involved: Patients spend less time in waiting rooms and less time on administrative paperwork, and have access to fresher information when they need it. Providers lower their staff expenses, reduce errors, speed insurance processing, and reduce their risk.

ABOUT TRINITY LEARNING

Trinity Learning Corporation, a publicly held Utah corporation (OTC: TTYL), is a global learning company specializing in technology-enabled training, education, and certification services for major customers in multiple global industries. Trinity Learning is achieving market presence in geographic markets worldwide by acquiring and integrating companies providing innovative workplace learning solutions in targeted regions and industry segments. Trinity Learning intends to increase market penetration and the breadth and depth of its products and services through additional acquisitions, licensing, strategic alliances, internal business development, and the expansion of sales offices around the world. For more information, visit www.trinitylearning.com.

FORWARD LOOKING STATEMENTS – DISCLAIMER — RISKS

This newsletter contains forward-looking statements, including statements about the expected growth and development of Trinity Learning’s business, and the company’s future financial and operating results. Statements herein which are not statements of historical fact are forward- looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of Trinity Learning Corporation and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the ability of the company to sustain customer interest in its core products. For a more detailed discussion of risk factors that affect our operating results, please refer to our SEC reports including our most recent reports on Form 10-KSB and Form 10-QSB.

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Trinity Learning Notes is the online newsletter of Trinity Learning Corporation.
Executive Editor: Edward Patrick Mooney, President and Chief Learning Officer.
Managing Editor and Web Design: Galen Davis
Edition: 2005/2.0

© 2005 Trinity Learning Corporation